MASTER ALLIANCE AGREEMENT
ADDENDUM 1

Between the undersigned

Audible, Inc., a Delaware corporation having offices at 65 Willowbrook Boulevard, Wayne, New Jersey 07470, represented by

Hereinafter “Audible”

And

France Loisirs, a French stock corporation with a capital of 3.724.000 €, registered under number 702 019 902 RCS Paris, having offices at 123 boulevard de Grenelle- 75015 Paris, represented by

Hereinafter “France Loisirs”

And

Audio Direct, French stock corporation with a capital of 100.000 €, registered under number 453 464 927 RCS Paris, having offices at 123 boulevard de Grenelle- 75015 Paris, represented by

Hereinafter “Audio Direct”

PREAMBLE

According to a Master Alliance Agreement between Audible, France Loisirs and Audio Direct, Audible grants to France Loisirs the exclusive right and license to conduct and operate the Audible Service, to offer and sell licenses to end users to download digital audio books and audio spoken word content in French.

This agreement commences on September 15th 2004 and continues for a period of 24 months.

By letter dated June the 22nd 2006, and as per article 7.1, Audio Direct informed Audible about its discussions with a major French publishing house to form a joint company in order to develop Audible contents and a desire to simplify the financial terms of the renewed Master Alliance Agreement.

Therefore it has been agreed and decided as follows:

Article 1 -

The parties agree to a first renewal period of the Master Alliance agreement from September the 15th 2006 to December the 31st 2006.

The parties agree to negotiate inn good faith the terms of a second renewal of the Master Alliance Agreement during the period from July the 25th 2006 to November the 30th 2006.

During the period of time of the first renewal period, all the terms and conditions of the Master Alliance Agreement remain in effect, except the 180 day notice provision in Article 7.2.

If the parties don’t agree to and execute a second renewal of the Master Alliance Agreement by November the 30th 2006, the first renewal of Master Alliance Agreement will expire on December the 31st 2006, and no further renewals will be possible.

For the avoidance of doubt, if a second renewal of the Master Alliance Agreement is not executed by November the 30th 2006, the Master Alliance Agreement will terminate on December the 31st 2006.

Article 2 -

This addendum effective date is September the 15th 2006.

The parties agree that other terms and conditions of the Master Alliance Agreement not modified hereunder remain in effect.

Audible, Inc.      France Loisirs
By /s/ Andy Kaplan     By /s/ Jorg Hagen
Title Chief Financial Officer    Title President
Date August 8, 2006     Date August 9, 2006

Audio Direct s.a.s.
By /s/ Ara Cinar
Title Vice President
Date August 9, 2006